PLAN AND AGREEMENT OF MERGER

                                      AMONG

                             KEY ENERGY GROUP, INC.

                             WELLTECH EASTERN, INC.

                                       AND

                           WOODWARD WELL SERVICE, INC.










                         Dated as of September 30, 1996


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                          PLAN AND AGREEMENT OF MERGER

         THIS PLAN AND AGREEMENT OF MERGER (this "Agreement") is entered into as of September 30, 1996 by and among Key Energy Group, Inc., a Maryland corporation ("Key"), WellTech Eastern, Inc., a Delaware corporation and a wholly-owned subsidiary of Key ("WellTech" or the "Surviving Corporation"), Woodward Well Service, Inc., an Oklahoma corporation ("Woodward"), and James McMurphy (the "Shareholder"). WellTech and Woodward are sometimes collectively referred to herein as the "Merging Corporations."


                                  WITNESSETH :

         WHEREAS, Key is a corporation duly organized and validly existing under the laws of the State of Maryland, with its principal executive offices at Two Tower Center, Tenth Floor, East Brunswick, New Jersey 08816; and

         WHEREAS, WellTech is a corporation duly organized and validly existing under the laws of the State of Delaware, with its principal executive offices at Two Tower Center, Tenth Floor, East Brunswick, New Jersey 08816; and

         WHEREAS, Woodward is a corporation duly organized and validly existing under the laws of the State of Oklahoma, with its principal executive offices at 2824 34th Street, Woodward, Oklahoma 73801; and

         WHEREAS, Key owns 100 shares of common stock, par value $.01 per share, of WellTech ("WellTech Common Stock"), which constitutes all of the issued and outstanding shares of capital stock of WellTech; and

         WHEREAS, the Shareholder owns 25,000 shares of common stock, par value $1.00 per share, of Woodward ("Woodward Common Stock"), which constitutes all of the issued and outstanding shares of capital stock of Woodward; and

         WHEREAS, (i) the board of directors of Key, (ii) Key (in its capacity as WellTech's sole stockholder) and the board of directors of WellTech and (iii) the Shareholder (in his capacity as the sole shareholder of Woodward) and the board of directors of Woodward desire to merge Woodward with and into WellTech in accordance with the provisions of Section 252 of the Delaware General
Corporation  Law  (the  "DGCL")  and  Section  1082  of  the  Oklahoma   General
Corporation Law (the "OGCL") pursuant to the terms and provisions of this Agreement, and have approved such merger (the "Merger") and the other terms and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and to prescribe the terms and conditions of the Merger contemplated hereby, the mode of carrying the same into effect, the manner and basis of converting the presently outstanding shares of Woodward Common Stock into the right to receive the Merger Consideration


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described in Section 1.10.1 hereof, and such other details and provisions as are deemed necessary or proper, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                   THE MERGER

         1.1. Surviving Corporation. WellTech and Woodward shall be, upon the Effective Date, merged into a single surviving corporation, which shall be WellTech, which shall continue its corporate existence and remain a Delaware corporation governed by and subject to the laws of that State.

         1.2. Effective Date. The Merger shall become effective upon (i) the filing of the Certificate of Merger with the Secretary of State of Delaware following its execution in accordance with Sections 252 and 103 of the DGCL and
(ii) the Certificate of Merger with the Secretary of State of Oklahoma following its execution in accordance with Sections 1082 and 1007 of the OGCL. These filings shall be made concurrently on the date hereof or as soon as practicable thereafter, with the date on which such filings are made being referred to elsewhere herein as the "Effective Date."

         1.3. Name and Continued Corporate Existence of Surviving Corporation. On the Effective Date, the identity, existence, purposes, powers, objects, franchises, rights, and immunities of WellTech, the surviving corporation of the Merger, shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of Woodward shall be wholly merged into WellTech, the surviving corporation, and WellTech shall be fully vested therewith. Accordingly, on the Effective Date, the separate existence of Woodward, except insofar as continued by statute, shall cease.

         1.4.   Governing  Law  and  Articles  of   Incorporation  of  Surviving
Corporation. The laws of Delaware shall continue to govern the Surviving Corporation. On and after the Effective Date, the Certificate of Incorporation of WellTech shall be the Certificate of Incorporation of the Surviving Corporation until further amended in the manner provided by law.

         1.5. Bylaws of Surviving Corporation. On the Effective Date, the Bylaws of WellTech shall be the Bylaws of the Surviving Corporation until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Certificate of Incorporation of WellTech, and the Bylaws of WellTech.

         1.6. Directors of Surviving Corporation. The incumbent directors of WellTech immediately prior to the Effective Date shall continue to constitute the board of directors of the Surviving Corporation from and after the Effective Date, and such persons shall remain directors of the Surviving Corporation until their successors are duly elected and qualify in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.


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         1.7.  Officers of  Surviving  Corporation.  The  incumbent  officers of
WellTech immediately prior to the Effective Date shall continue to hold their respective offices of the Surviving Corporation from and after the Effective Date and until their successors are duly elected and qualify in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

         1.8. Vacancies. If on or after the Effective Date, a vacancy shall for any reason exist in the board of directors or in any of the offices of the
Surviving Corporation, such vacancy shall be filled in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation. 1.9. Capital Stock of Surviving Corporation. The authorized number of shares of capital stock of the Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the Certificate of Incorporation of the Surviving Corporation.
         1.10.    Conversion of Securities Upon Merger.

                  1.10.1. Conversion of Woodward Common Stock. On the Effective Date, the 25,000 shares of Woodward Common Stock issued and outstanding, on the date hereof, all of which is held by the Shareholder (the "Woodward Shares"), without any action on the part of the Shareholder, shall automatically become and be converted into the right to receive the following consideration from Key (collectively, the "Merger Consideration"): (i) 75,000 shares of common stock, par value $.10 per share, of Key ("Key Common Stock") to be issued to the Shareholder in accordance with Section 4.4 hereof (the "Key Shares"),
         (ii) $100,000 to be paid to the Shareholder in five annual installments of $20,000 on September 30 of each year beginning on the date hereof;
         (iii) $15,736.03 paid to the Shareholder on the date hereof (the "Excluded Bank Accounts Estimate"); (iv) cash payments in amounts equal to the payments received by WellTech (a) under that certain promissory note made payable by Slawson Exploration to Woodward (the "Slawson Receivable") and (b) pursuant to certain accounts receivable arising in connection with Woodward's provision of services involving burying permanent anchors (known as "deadman anchors") to secure rigs (the "Anchor Receivables"), to be paid to the Shareholder within 10 days from the date of WellTech's receipt of such payments; and (v) the Cash Adjustment Payment (as defined in Section 1.10.3 hereof), if any, to be paid to the Shareholder in accordance with Section 1.10.3 hereof. Notwithstanding the foregoing, the Merger Consideration to be paid to the Shareholder shall be reduced by the sum of $6,852.10 (the "Attorney Fee Estimate") and $6,825.10 as follows: (1) the number of Key Shares to be issued in accordance with Section 4.4 hereof shall be reduced by -0- shares (based on a price of $7.50 per share) and (2) the amount of cash equivalent payments to be received by the Shareholder on the date hereof shall be reduced by $18,825.10.

               1.10.2. Surrender of Woodward Certificates. The Shareholder has surrendered(and Key acknowledges its receipt of) all the certificates representing the Woodward Shares (the

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         "Woodward  Certificates")  along with  executed  stock powers in a form satisfactory to Key. On the Effective Date, Key will cancel the Woodward Certificates, and the Shareholder will become entitled to receive the Merger Consideration.

                  1.10.3. Adjustment of Merger Consideration. The Shareholder shall cause to be prepared and delivered to WellTech a balance sheet of Woodward as of the date hereof (the "Final Balance Sheet") within fifteen (15) days after the date hereof. The parties hereto acknowledge and agree that the Final Balance Sheet will reflect (i) as receivables all amounts due to Woodward for services rendered through the date hereof and (ii) as payables all amounts owed by Woodward for obligations arising through the date hereof. WellTech and Woodward shall jointly review the Final Balance Sheet, endeavor in good faith to resolve all disagreements regarding the entries thereon and reach a final determination of the Final Balance Sheet. Within 10 days of reaching such final determination of the Final Balance Sheet, the following adjusting payments shall be made:

                  (1)      If  the  Working   Capital  Deficit  (as  defined  in
                           Schedule 1.10.3.1 hereto) is less than $239,083.31 by more than $5,000, Key shall pay to the Shareholder the amount by which such difference exceeds $5,000 (the "Cash Adjustment Payment").

                  (2) If the Working Capital Deficit exceeds $239,083.31 by more than $5,000, the Shareholder shall pay to Key the amount by which such excess exceeds $5,000.

                  (3) If the Seller's attorney's fees specified on the Final Balance Sheet exceed the Attorney Fee Estimate, the Shareholder shall pay to Key the amount of such excess. If the Seller's attorney's fees specified on the Final Balance Sheet are less than the Attorney Fee Estimate, Key shall pay to the Shareholder the amount of such difference.

                  (4) If the total amount of the Excluded Bank Accounts (defined below) specified on the Final Balance Sheet exceeds the Excluded Bank Accounts Estimate, Key shall pay to the Shareholder the amount of such excess. If the total amount of the Excluded Bank Accounts specified on the Final Balance Sheet is less than the Excluded Bank Accounts Estimate, the Shareholder shall pay to the Key the amount of such difference. The term "Excluded Bank Accounts" shall mean those bank accounts identified on the 8/31 Balance Sheet and the Final Balance Sheet under the line items "Cash on Hand", "Cash in Bank-Regular", "Cash in Bank-Payroll" and "Cash in Bank-Anchors."

         1.11. Woodward's Transfer Books Closed. Upon the Effective Date, the stock transfer books of Woodward shall be deemed closed, and no transfer of any shares of capital stock of Woodward shall thereafter be made or consummated.


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         1.12.  Assets and Liabilities of Merging  Corporations  Become Those of
Surviving Corporation. On the Effective Date, all rights, privileges, powers, and franchises of each of the Merging Corporations, and all property, real, personal, and mixed, and all debts due on whatever account, as well as stock subscriptions and all other things in action of or belonging to any of the Merging Corporations, shall be taken by and deemed to be transferred to and shall be vested in the Surviving Corporation without further act or deed, and all such rights, privileges, powers, and franchises, property, debts, or things in action, and all and every other interest of each of the Merging Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Merging Corporations, and the title to any real property, whether vested by deed or otherwise, in either of the Merging Corporations, shall not revert or be in any way impaired by reason of the Merger; provided however, that all rights of creditors and all liens upon any properties of each of the Merging Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Merging Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against and by it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding pending by or against either of the Merging Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Merging Corporations.

         1.13. Conveyances to Surviving Corporation. The Merging Corporations hereby agree, respectively, that from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, they will execute and deliver or cause to be executed and delivered, all such deeds, conveyances, assignments, and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this Section 1.13 and otherwise carry out the intent and purposes of this Agreement.

         1.14. Accounting Treatment. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation in accordance with generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Surviving Corporation. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.

         1.15. Federal Income Tax Treatment. The Merger is intended to qualify as a forward triangular merger transaction described in ss. 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").




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                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                                 OF SHAREHOLDER

         2.1. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Key and WellTech as follows:

                  2.1.1. Organization and Standing. Woodward is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

                  2.1.2. Agreement Authorized and its Effect on Other Obligations. The execution and delivery of this Agreement has been authorized by the board of directors and all of the holders of capital stock of Woodward, the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Woodward, and this Agreement is a valid and binding obligation of Woodward and the Shareholder enforceable against Woodward and the Shareholder (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the Merger contemplated by this Agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Certificate of Incorporation or Bylaws of Woodward or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Woodward or the Shareholder is a party or by which Woodward or the Shareholder or their respective properties are bound.

                  2.1.3. Capitalization. The authorized capitalization of Woodward consists of 25,000 shares of Woodward Common Stock, of which, as of the date hereof, 25,000 shares were issued and outstanding and held beneficially and of record by the Shareholder. On the date hereof, Woodward does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Woodward Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of Woodward Common Stock is subject to any voting trusts, voting agreement or other


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         agreement or understanding  with respect to the voting thereof,  nor is any proxy in existence with respect thereto.

                  2.1.4. Ownership of Woodward Shares. The Shareholder holds good and valid title to all of the Woodward Shares, free and clear of all Encumbrances (as defined in Section 2.1.8.1 hereof). There are no claims pending or, to the Shareholder's knowledge, threatened, against Woodward or the Shareholder that concern or affect title to the Woodward Shares, or that seek to compel the issuance of capital stock or other securities of Woodward.

                  2.1.5. No Subsidiaries. There is no corporation, partnership, joint venture, business trust or other legal entity in which Woodward, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting securities.

                  2.1.6. Financial Statements. Woodward has delivered to Key and WellTech copies of Woodward's unaudited balance sheet attached hereto as Schedule 2.1.6 (the "8/31 Balance Sheet") and related statements of income (collectively, the "8/31 Financial Statements"), as at and for the six months ended August 31, 1996 (the "Balance Sheet Date") and will deliver the Final Balance Sheet in accordance with Section 1.10.3 hereof. The 8/31 Financial Statements are (and the Final Balance Sheet will be) complete in all material respects. The 8/31 Financial Statements present (and the Final Balance Sheet will present) fairly the financial condition of Woodward as at the dates and for the periods indicated. The 8/31 Financial Statements have been (and the Final Balance Sheet will be) prepared in accordance with generally accepted accounting principles applied on a consistent basis. The accounts receivable reflected in the 8/31 Balance Sheet, or which have been thereafter acquired by Woodward, have been collected or are collectible at the aggregate recorded amounts thereof less applicable reserves, which reserves are adequate. The inventories of Woodward reflected in the 8/31 Balance Sheet, or which have thereafter been acquired by it, consist of items of a quality usable and salable in the normal course of Woodward's business, and the values at which inventories are carried are at the lower of cost or market.

                  2.1.7. Liabilities. Except as disclosed on Schedule 2.1.7 hereto, Woodward does not have any liabilities or obligations, either accrued, absolute or contingent, nor does the Shareholder have any knowledge of any potential liabilities or obligations, which would materially adversely affect the value and conduct of the business of Woodward, other than those (i) reflected or reserved against in the 8/31 Balance Sheet or (ii) incurred in the ordinary course of business since the Balance Sheet Date.

                  2.1.8.   Additional Woodward Information.  Attached as
         Schedule 2.1.8 hereto are true, complete and correct lists of the following items:



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                           2.1.8.1.   Real   Estate.   All  real   property  and
                  structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by Woodward, with a description of the nature and amount of any Encumbrances thereon. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deed of trust, claims, rights of first refusal, options, charges, restrictions or conditions
                  to   transfer   or   assignment,   liabilities,   obligations,
                  privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature;

                           2.1.8.2. Machinery and Equipment. All rigs, carriers, rig equipment, machinery, transportation equipment, tools, equipment, furnishings, and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by Woodward with a description of the nature and amount of any Encumbrances thereon;

                           2.1.8.3. Inventory. All inventory items or groups of inventory items owned by Woodward, excluding raw materials and work in process, which raw materials and work in process are valued on the 8/31 Balance Sheet, together with the amount of any Encumbrances thereon;

                           2.1.8.4. Receivables. All accounts and notes receivable of Woodward, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which Woodward holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

                           2.1.8.5. Payables. All accounts and notes payable of Woodward, together with an appropriate aging schedule;

                           2.1.8.6. Insurance. All insurance policies or bonds currently maintained by Woodward, including title insurance policies, with respect to Woodward, including those covering Woodward's properties, rigs, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

                           2.1.8.7. Contracts. All contracts, including leases under which Woodward is lessor or lessee, which are to be performed in whole or in part after the date hereof;

                           2.1.8.8. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements of Woodward, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all


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                  Internal Revenue Service  determination letters that have been received with respect to such plans (collectively, "Employee Plans");

                           2.1.8.9. Certain Salaries. The names and salary rates of all present employees of Woodward, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

                           2.1.8.10. Bank Accounts. The name of each bank in which Woodward has an account and the names of all persons authorized to draw thereon;

                           2.1.8.11. Employee Agreements. Any collective bargaining agreements of Woodward with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting and severance agreements of Woodward;

                           2.1.8.12. Intellectual Property. All patents, trademarks, copyrights and other intellectual property rights owned, licensed, or used by Woodward;

                           2.1.8.13. Trade Names. All trade names, assumed names and fictitious names used or held by Woodward, whether and where such names are registered and where used;

                           2.1.8.14. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of Woodward relating thereto or with respect to collateral securing the same;

                           2.1.8.15. Guaranties. All indebtedness, liabilities and commitments of others and as to which Woodward is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party;

                           2.1.8.16. Reserves and Accruals. All accounting reserves and accruals maintained in the 8/31 Balance Sheet;

                           2.1.8.17. Leases. All leases to which Woodward is a party; and

                           2.1.8.18. Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by Woodward and all environmental audits, assessments, investigations and reviews conducted by Woodward within the last five years on any property owned or used by Woodward.



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



         Schedule 2.1.8 hereto shall be true, complete and correct as of the date hereof except for items contained in Section 2.1.8.3, 2.1.8.4, 2.1.8.5 and 2.1.8.16, which are true, complete and correct as of the Balance Sheet Date.

                  2.1.9. No Defaults. Except as is specified in Schedule 2.1.8 hereto, Woodward is not a party to, or bound by, any contract or arrangement of any kind to be performed after the Effective Date, nor is Woodward in default in any obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other arrangement.

                  2.1.10. Absence of Certain Changes and Events. Except as set forth in Schedule 2.1.10 hereto, other than as a result of the trans-actions contemplated by this Agreement, since the Balance Sheet Date, there has not been:

                           2.1.10.1. Financial Change. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of Woodward;

                           2.1.10.2. Property Damage. Any material damage, destruction, or loss to the business or properties of Woodward (whether or not covered by insurance);

                           2.1.10.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Woodward Common Stock, or any direct or indirect redemption, purchase or any other acquisition by Woodward of any such stock;

                           2.1.10.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of Woodward's authorized or outstanding capital stock as described in Section 2.1.3 hereof;

                 2.1.10.5. Labor Disputes. Any labor dispute; or

                           2.1.10.6. Other Material Changes. Any other event or condition known to the Shareholder particularly pertaining to and adversely affecting the operations, assets or business of Woodward which would constitute a material adverse change.

                  2.1.11. Taxes. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Woodward for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Woodward; and the tax provision reflected in the 8/31 Balance Sheet is (and the tax provision reflected in the Final Balance Sheet will be) adequate, in accordance with generally accepted accounting principles, to cover liabilities of Woodward at the date thereof for all taxes, including any assessed interest, assessed penalties and additions to taxes of any character whatsoever applicable to Woodward or its assets or business. No waiver of any statute of limitations executed by Woodward with respect to any income or other tax is in effect for any period. The income tax returns of Woodward have never been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction. There are no tax liens on any assets of Woodward except for taxes not yet currently due.

                  2.1.12. Intellectual Property. Woodward owns or possesses licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") that are either material to the business of Woodward or that are necessary for the rendering of any services rendered by Woodward and the use or sale of any equipment or products used or sold by Woodward, including all such Intellectual Property listed in Schedule 2.1.8 hereto. The Intellectual Property is owned or licensed by Woodward free and clear of any Encumbrance. Woodward has not granted to any other person any license to use any Intellectual Property. Woodward has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by Woodward of the Intellectual Property or otherwise in connection with Woodward's operation of its business.

                  2.1.13. Title to and Condition of Assets. Woodward has good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the 8/31 Balance Sheet or in Schedule 2.1.8 hereto, free and clear of any Encumbrance of any nature whatsoever, except (i) Encumbrances reflected in the 8/31 Balance Sheet or in Schedule 2.1.8 hereto, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Woodward leases
         (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by Woodward and in respect to which Woodward has not taken adequate steps to prevent a default from occurring. The buildings and premises of Woodward that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All rigs, rig equipment, machinery, transportation equipment, tools and other major items of equipment of Woodward are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. To the best of the Shareholder's knowledge, all such assets conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any such assets has been received by Woodward or the Shareholder, except such as have been fully complied with.

                  2.1.14. Contracts. All contracts, leases, plans or other arrangements to which Woodward is a party, by which it is bound or to which it or its assets are subject are in full force and effect, and constitute valid and binding obligations of Woodward. Woodward is not, and to the knowledge of the Shareholder, no other party to any such contract, lease, plan or other arrangement is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No contract has been entered into on terms which could reasonably be expected to have an adverse effect on Woodward. The Shareholder has not received any information which would cause the Shareholder to conclude that any customer of Woodward will (or is likely to) cease doing business with Woodward as a result of the consummation of the transactions contemplated hereby.

                  2.1.15. Licenses and Permits. Woodward possesses all permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the "Permits") necessary under law or otherwise for Woodward to conduct its business as now being conducted and to construct, own, operate, maintain and use its assets in the manner in which they are now being constructed, operated, maintained and used. Each of such Permits and Woodward's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by Woodward subject to administrative powers of regulatory agencies having jurisdiction. Woodward is in compliance in all material respects with the terms of such Permits. None of such Permits have been, or to the knowledge of the Shareholder, are threatened to be, revoked, canceled, suspended or modified.

                  2.1.16. Litigation. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which Woodward is a party or, to the knowledge of the Shareholder, might become a party or which particularly affects Woodward, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of Woodward, pending or, to the knowledge of the Shareholder, threatened.

                  2.1.17.  Environmental Compliance.

                           2.1.17.1. Environmental Conditions. There are no environmental conditions or circumstances, including, without limitation, the presence or release of any hazardous substance, on any property presently or previously owned by Woodward, or on any property to which hazardous substances or waste generated by Woodward's operations or use of its assets were disposed of, which would result in a material adverse change in the business or business prospects of Woodward;

                           2.1.17.2. Permits, etc. Woodward has in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations, other than those that are not material to the business or operations of Woodward, and is operating in compliance thereunder;

                           2.1.17.3. Compliance. Woodward's operations and use of its assets do not violate in any material respect any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to
                  (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media,(b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transporta-tion Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 1609 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. ss. 2601 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 201 and ss. 300f et seq.), the Rivers and Harbors Act (33 U.S.C. ss. 401 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq.) and analogous federal, interstate, state and local requirements, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws");

                           2.1.17.4. Past Compliance. None of the operations or assets of Woodward has ever been conducted or used in such a manner as to constitute violation of any of the Applicable Environmental Laws, other than violations that in the aggregate are not material to the business or operations of Woodward;

                           2.1.17.5. Environmental Claims. No notice has been served on Woodward or the Shareholder from any entity, governmental agency or individual regarding any existing, pending or threatened investigation, inquiry, enforcement action or litigation related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations, response costs or contribution under any Applicable Environmental Laws;

                           2.1.17.6. Renewals. The Shareholder knows of no reason WellTech would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any of the Applicable Environmental Laws to operate and use any of Woodward's assets for their current purposes and uses; and

                           2.1.17.7. Asbestos and PCBs. No material amounts of friable asbestos currently exist on any property owned or operated by Woodward, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by Woodward in its operations or on its properties.

                  2.1.18. Compliance with Other Laws. Woodward is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ss.ss.651 et seq.) as amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

                  2.1.19. No ERISA Plans or Labor Issues. Woodward does not currently sponsor, maintain or contribute to and has not at any time sponsored, maintained or contributed to any employee benefit plan which is or was subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Woodward has not engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on its operations or assets. Woodward does not have any dispute with any of its existing or former employees. There are no labor disputes or, to the knowledge of the Shareholder, any disputes threatened by current or former employees of Woodward.

                  2.1.20. Terminated Employees. Woodward has terminated those employees listed on Schedule 2.1.20 hereof effective prior to the date hereof (the "Terminated Employees") and has paid the Terminated Employees all wages and other compensation owed them through the date of termination.

                  2.1.21. Investigations; Litigation. No investigation or review by any governmental entity with respect to Woodward or any of the transactions contemplated by this Agreement is pending or, to the best of the Shareholder's knowledge, threatened, nor has any governmental entity indicated to Woodward an intention to conduct the same, and there is no action, suit or proceeding pending or, to the best of the Shareholder's knowledge, threatened against or affecting Woodward at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or business of Woodward.

                  2.1.22. Absence of Certain Business Practices. Neither Woodward nor any officer, employee or agent of Woodward, nor any other person acting on its behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of Woodward (or to assist Woodward in connection with any actual or proposed transaction) which (i) might subject Woodward to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of Woodward as reflected in the 8/31 Financial Statements, or (iii) if not continued in the future, might materially adversely effect the assets, business operations or prospects of Woodward or which might subject Woodward to suit or penalty in a private or governmental litigation or proceeding.

                  2.1.23. Untrue Statements. Woodward and the Shareholder have made available to Key and WellTech true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to Woodward's assets and business, and such information covers all commitments and liabilities of Woodward relating principally to its business or the assets. This Agreement and the agreements and instruments to be entered into in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

                  2.1.24.  Investment Representations.   The Shareholder
         acknowledges, represents and agrees that:

                  (a)  the  Key  Shares  have  not  been  registered  under  the
         Securities  Act  of  1933,  as  amended  (the  "Securities   Act"),  or
         registered or qualified under any applicable state securities laws;

                  (b) the Key Shares are being issued to the Shareholder in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon the Shareholder's bona fide investment intent with respect to the Key Shares;

                  (c) the Shareholder's acquisition of the Key Shares is solely for his own account for investment, and the Shareholder is not acquiring the Key Shares for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof;

                  (d) the Shareholder shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Key Shares except in accordance with the registration requirements of the Securities Act and applicable state securities laws or upon delivery to Key of an opinion of legal counsel reasonably satisfactory to Key that an exemption from registration is available;

                  (e) the Shareholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Key Shares, and to make an informed investment decision;

                  (f) the Shareholder has received a copy of (i) Key's Private Offering Memorandum dated June 28, 1996 relating to Key's recent private placement of convertible debentures and (ii) Key's annual report on Form 10-K for the year ended June 30, 1996 as filed with the Securities and Exchange Commission. The Shareholder has had the opportunity to ask questions of, and receive answers from Key's officers and directors concerning the Shareholder's acquisition of the Key Shares and to obtain such other information concerning Key and the Key Shares, to the extent Key's officers and directors possessed the same or could acquire it without unreasonable effort or expense, as the Shareholder deemed necessary in connection with making an informed investment decision;

                  (g) since the Key Shares have not been registered under the Securities Act or applicable state securities laws, the Shareholder must bear the economic risk of holding the Key Shares for an indefinite period of time, and is capable of bearing such risk; and

                  (h) in addition to any other legends required by law or the other agreements entered into in connection herewith, each certificate evidencing the Key Shares will bear a conspicuous restrictive legend substantially as follows:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  2.1.25. Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity other than Woodward and the Shareholder, is required to be made or obtained by Woodward or the Shareholder in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                  2.1.26. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Woodward and the Shareholder and their counsel directly with Key and WellTech and their counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                                KEY AND WELLTECH

         3.1. Representations and Warranties of Key. Key represents and warrants to the Shareholder as follows:

                  3.1.1. Organization and Standing. Key is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

                  3.1.2. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Key, and this Agreement is a valid and binding obligation of Key enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the Merger contemplated by this Agreement will not result in the breach of any term or provision of or constitute a default under any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Key or any of its subsidiaries is a party.

                  3.1.3. Capitalization. The capitalization of Key consists of 25,000,000 shares of Key Common Stock, of which, as of June 27, 1996, 10,413,513 shares were issued and outstanding; provided, however, that the board of directors of Key has the authority, without further shareholder action, to redesignate, all of the authorized and unissued shares of Key Common Stock into one or more series of preferred stock, of which, as of the date hereof, no shares have been so designated or issued.

                  3.1.4. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Key and its counsel directly with Woodward and the Shareholder and their counsel, without the intervention by any other person as the result of any act of Key in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.

         3.2. Representations and Warranties of WellTech. WellTech represents and warrants to the Shareholder as follows:

                  3.2.1. Organization and Standing. WellTech is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

                  3.2.2. Agreement Authorized and its Effect on Other Obligations. The execution and delivery of this Agreement has been authorized by the board of directors and all of the holders of capital stock of WellTech, the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of WellTech, and this Agreement is a valid and binding obligation of WellTech enforceable against WellTech (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the Merger contemplated by this Agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Certificate of Incorporation or Bylaws of WellTech or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which WellTech is a party or by which WellTech or its respective properties are bound.

                  3.2.3. Capitalization. The authorized capital stock of Well-Tech consists of 3,000 shares of WellTech Common Stock, of which at the date hereof, 1,000 shares were issued and outstanding and held beneficially and of record by Key.

                  3.2.4. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by WellTech and its counsel and Woodward and the Shareholder and their counsel, without the intervention of any other person as the result of any act of WellTech in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.


                                    ARTICLE 4

                              ADDITIONAL AGREEMENTS

         4.1. Noncompetition. Except as otherwise consented to or approved in writing by WellTech and Key, the Shareholder agrees that for a period of 60 months following the Effective Date, he will not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in any business providing well services, anchoring services or swabbing services in those territories specified on Schedule 4.1 hereto;


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(ii) request any present customers or suppliers of Woodward to curtail or cancel their business with WellTech or Key; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of Woodward, WellTech or Key or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of WellTech or Key to terminate his employment. The Shareholder agrees that if either the length of time or geographical area set forth in this Section is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section
4.1 are in addition to any other obligations that the Shareholder may have under the laws of the State of Oklahoma requiring an employee of a business or a shareholder who sells his stock in a corporation (including a disposition in a merger) to limit his activities so that the goodwill and business relations of his employer and of the corporation whose stock he has sold (and any successor corporation) will not be materially impaired. The Shareholder further agrees and acknowledges that WellTech and Key do not have any adequate remedy at law for the breach or threatened breach by the Shareholder of this covenant, and agree that WellTech or Key may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin the Shareholder from such breach or threatened breach. If any provisions of this Section 4.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. The Shareholder acknowledges that the covenants set forth in this Section 4.1 are being executed and delivered by the Shareholder in consideration of the covenants of WellTech and Key contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.

         4.2. Registration Rights. Key has delivered to the Shareholder a copy of the Registration Right Agreement among Key, McMahan Securities Co. L.P. and Rauscher Pierce Refsnes, Inc. dated July 3, 1996 (the "Registration Rights Agreement") pursuant to which Key has agreed to register the resale of certain shares of Key Common Stock issuable upon conversion of certain outstanding convertible debentures of Key pursuant to the terms of the Registration Rights Agreement. Key hereby agrees to include in the registration statement filed pursuant to the Registration Rights Agreement (the "Shelf Registration Statement") the resale of the Key Shares; provided, that (i) the Shareholder shall have all duties and obligations of a "Holder" under the Registration Rights Agreement and (ii), notwithstanding the inclusion of the resale of the Key Shares in the Registration Statement, the Shareholder shall have no right to participate in an underwritten offering of Key Common Stock by those persons holding rights under the Registration Rights Agreement, if any, except to the extent that the underwriters of such an offering agree and pursuant to any underwriting arrangements in connection therewith.

         4.3. Short Period Tax Reporting. WellTech shall cause to be filed for Woodward federal and state income tax returns the periods beginning on March 1, 1996 and ending on the date hereof. Such returns shall be prepared by Jerry Freck, certified public accountant, and reviewed and filed by WellTech or Key. The expenses incurred in connection with the preparation and filing of these returns shall be borne by WellTech. The Shareholder shall assist WellTech in the preparation and filing of such returns as reasonably requested.



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



         4.4. Stock Certificate Issuance. On the Effective Date Key shall file an additional listing application with the American Stock Exchange requesting the listing of the Key Shares. On the date Key receives notice of approval of such request, Key shall send written instructions to its transfer agent and registrar to issue, countersign and register a certificate representing the Key Shares in the name of the Shareholder and deliver such certificate to the Shareholder at the address specified in Section 6.4 hereof.

         4.5. Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby.


                                    ARTICLE 5

                                 INDEMNIFICATION

         5.1. Indemnification by the Shareholder. In addition to any other remedies available to Key and WellTech under this Agreement (including, without limitation, those remedies specified in Section 5.5 hereof), or at law or in equity, the Shareholder shall indemnify, defend and hold harmless each of Key and WellTech, and their respective officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obliga tions, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitees shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by the Shareholder to perform, his respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to WellTech or Key by the Shareholder under this Agreement or (ii) Woodward's relationship with any Terminated Employee.

         5.2. Indemnification by Key and WellTech. In addition to any other remedies available to the Shareholder under this Agreement, or at law or in equity, WellTech and Key shall jointly and severally indemnify, defend and hold harmless the Shareholder and his employees and agents against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by WellTech or Key to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Woodward or the Shareholder by or on behalf of Key or WellTech under this Agreement.

         5.3. Indemnification Procedure. In the event that any party hereto discovers or otherwise becomes aware of an indemnification claim arising under
Section 5.1 or Section 5.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement;


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



provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 5, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

         5.4. Offset. The parties hereto agree that if WellTech or Key shall incur any Damages for which it is entitled to indemnification by the Shareholder pursuant to the terms of this Agreement, Key shall have the right to offset any payments due or to be due under the terms of this Agreement or any other agreement executed in connection herewith, by the amount of the Damages. Such right of offset shall not be considered an exclusive remedy, it being agreed that Key shall also be entitled to exercise any other remedies available to it at law or in equity, including, without limitation, the indemnification rights set forth in this Article 5. In the event of an offset by Key as a result of any account receivable of Woodward not being collected in breach of the representation of the Shareholder in Section 2.1.6 hereof, upon any such offset, Key shall assign to the Shareholder the account receivable subject to offset, and the Shareholder shall thereafter have the right to take any reasonable action to collect such account receivable. In the event of an offset by Key as a result of any inventory of Woodward being unsalable in the normal course of business in breach of the representations of Woodward and the Shareholder in Section 2.1.6 hereof, upon any such offset, Key shall convey and transfer to the Shareholder title to such inventory subject to offset.

         5.5. Self Insurance  Agreement.  Notwithstanding  any provision of this
Article 5 or elsewhere herein to the contrary, and notwithstanding the accuracy of the Shareholder's representation contained in Section 2.1.7, the Shareholder shall indemnify, defend and hold harmless each of Key and WellTech, and their respective officers, directors, employees, agents and stockholders against and with respect to any and all Damages arising during the one-year period beginning on the date hereof that such indemnitees shall incur or suffer, which arise or result from or relate to WellTech's assumption of Woodward's obligations under the self-insurance pooling agreement referred to in Schedule 2.1.7 hereto, but only to the extent that such Damages (the "Self Insurance Damages") exceed $25,000 in the aggregate during such one-year period. The Shareholder shall not be liable for any Self Insurance Damages arising on or after September 30, 1997.


                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1. Survival of Representations, Warranties and Covenants. All representations and warranties made by the parties hereto shall survive for a period of 14 months from the date hereof, notwithstanding any investigation made by or on behalf of any of the parties hereto; provided, however, that the representations and warranties contained in Section 2.1.11 hereof shall survive until the expiration of the applicable statute of limitations associated with the taxes at issue. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive for a period of 14 months from the date hereof despite any investigation made by any party hereto or on its behalf. All covenants and agreements contained herein shall survive indefinitely without limitation, except as otherwise provided herein.

         6.2. Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

         6.3. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         6.4. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested.



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



                                               If to Key or WellTech

Addressed to:                                  With a copy to:
Key Energy Group, Inc.                         Porter & Hedges, L.L.P.
Two Tower Center, Tenth Floor                  700 Louisiana, 35th Floor
East Brunswick, New Jersey 08816               Houston, Texas 77210-4744
Attn: Francis D. John                          Attention: Samuel N. Allen
Facsimile:  (908) 247-5148                     Facsimile:  (713) 228-1331

                                               If to the Shareholder


Addressed to:                                  With a copy to:
James McMurphy                                 Henry A. Meyer
2824 34th Street                               One Leadership Square
Woodward, Oklahoma 73801                       211 North Robinson, Suite 1601
Facsimile: (405) 256-6220                      Oklahoma City, Oklahoma 73102
                                               Facsimile: (405) 236-0011


         Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

         6.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

         6.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         6.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         6.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Oklahoma.

         IN WITNESS WHEREOF, the Shareholder has executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.

                                                 KEY ENERGY GROUP, INC.


                                                 By:     \s\ Kenneth V. Huseman
                                                 Name: Kenneth V. Huseman
                                                 Title: Vice President


                                                 WELLTECH EASTERN, INC.


                                                 By:     \s\ Kenneth V. Huseman
                                                 Name: Kenneth V. Huseman
                                                 Title: Vice President


                                                 WOODWARD WELL SERVICE, INC.


                                                 By:     \s\ James McMurphy
                                                 Name: James McMurphy
                                                 Title: President


                                                 SHAREHOLDER


                                                 \s\ James McMurphy
                                                  James McMurphy




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


                                 SCHEDULE 1.10.3

                       WORKING CAPITAL DEFICIT DEFINITIONS


"Working Capital Deficit" means the dollar amount by which Eligible Liabilities exceed Eligible Assets.

"Eligible Liabilities" means the dollar amount by which Total Liabilities exceeds Attorney Fees Payable

"Eligible Assets" means the dollar amount of the sum of (a) Inventory, (b) Prepaid Taxes, (c) Eligible Accounts Receivable, (d) Workers' Compensation Receivable and (e) Insurance Claim Receivable

"Total Liabilities" means the dollar amount specified for the "Total Current Liabilities" line item on the Final Balance Sheet.

"Attorney Fees Payable" means the dollar amount specified for the "Attorney Fees Payable" line item on the Final Balance Sheet.

"Inventory" means the dollar amount specified for the "Inventory" line item on the Final Balance Sheet.

"Prepaid Taxes" means the dollar amount specified for the "Prepaid Taxes" line item on the Final Balance Sheet.

"Eligible Accounts Receivable" means the dollar amount specified for the "Accounts Receivable - Reg" line item on the Final Balance Sheet

"Workers' Compensation Receivable" means the dollar amount specified for the "Workers' Compensation Receivable" line item on the Final Balance Sheet.

"Insurance  Claim   Receivable"  means  the  dollar  amount  specified  for  the
"Insurance Claim Receivable" line item on the Final Balance Sheet.